UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 10, 2004

ACE LIMITED
 (Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08 Bermuda
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

                ACE Limited has entered into indemnification agreements with its directors and executive officers.  These agreements are in furtherance of the Company’s Articles of Association which require the Company to indemnify its directors and officers to the fullest extent permitted by law.  The indemnification agreements provide for indemnification arising out of specified indemnifiable events and provide for advancement of expenses.  The indemnification agreements set forth procedures relating to indemnification claims.  For the complete terms of the indemnification agreements, see the form of the indemnification agreement which is attached as an exhibit hereto and which is incorporated herein by reference.

                ACE is also filing the forms of restricted stock awards, restricted stock unit awards and option terms under the ACE Limited 2004 Long‑Term Incentive Plan.  The ACE Limited 2004 Long‑Term Incentive Plan was filed as Exhibit 10.1 to ACE Limited’s Form 10‑Q for the quarter ended June 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement between the Company and directors and/or officers.*
10.2	Form of Restricted Stock Award Terms under the ACE Limited 2004 Long‑Term Incentive Plan*
10.3	Form of Restricted Stock Unit Award Terms under the ACE Limited 2004 Long‑Term Incentive Plan*
10.4	Form of Incentive Stock Option Terms under the ACE Limited 2004 Long‑Term Incentive Plan*
10.5	Form of Non-Qualified stock Option Terms under the ACE Limited 2004 Long‑Term Incentive Plan*

*Management Contract or Compensation Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED

By:	/s/ Peter Mear
Peter Mear General Counsel and Secretary

DATE: September  10, 2004

EXHIBIT INDEX

Number	Description	Method of Filing
10.1	Form of Indemnification Agreement between the Company and directors and/or officers*	Furnished herewith
10.2	Form of Restricted Stock Award Terms under the ACE Limited 2004 Long‑Term Incentive Plan*	Furnished herewith
10.3	Form of Restricted Stock Unit Award Terms under the ACE Limited 2004 Long‑Term Incentive Plan*	Furnished herewith
10.4	Form of Incentive Stock Option Terms under the ACE Limited 2004 Long‑Term Incentive Plan*	Furnished herewith
10.5	Form of Non-Qualified stock Option Terms under the ACE Limited 2004 Long‑Term Incentive Plan*	Furnished herewith

*Management Contract or Incentive Plan